Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 15, 2016, is made by and among OREXIGEN THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

B. The Purchasers desire to purchase from the Company and the Company desires to issue and to sell to the Purchasers, upon the terms and conditions stated in this Agreement and pursuant to an indenture to be dated on or about March 21, 2016 (in such capacity, the “Indenture”), by and among the Company, U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) in substantially the form of Exhibit F attached hereto, with such changes as the Trustee may reasonably request, securities of the Company as more fully described in this Agreement and set forth on Exhibit A hereto.

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 7.

AGREEMENT

In consideration of the foregoing and the mutual promises and covenants contained herein and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1 Purchase and Sale of Securities. At the Closing, upon the terms and subject to the conditions set forth herein, the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company (i) the aggregate principal amount of 0% Senior Secured Convertible Notes due 2020 (the “Notes”), (ii) the number of shares of the Company’s Series Z Non-Convertible, Non-Voting Preferred Stock (the “Shares”) and (iii) the number of warrants substantially in the form attached as Exhibit B hereto (the “Warrants”) to purchase shares of Common Stock in the respective amounts set forth opposite such Purchaser’s name on Exhibit A hereto for the aggregate purchase price set forth opposite such Purchaser’s name on Exhibit A hereto. The Notes, Shares and the Warrants are referred to collectively as the “Securities.” For each $0.75 of principal amount of Notes purchased by a Purchaser, such Purchaser shall receive a Warrant to purchase one share of Common Stock at an exercise price per share equal to $1.50 and 0.001 Share. Each Purchaser’s aggregate purchase price for the Securities purchased by such Purchaser hereunder is referred to as the “Aggregate Purchase Price.” As soon as reasonably practicable after the Closing Date, the parties agree that the Aggregate Purchase Price paid by each Purchaser for the Securities shall be allocated among the Warrants, Shares and Notes and the Company will cooperate with Baupost in determining the allocation, provided that the Company and its advisors shall determine the final allocation.

1.2 Payment. At the Closing, subject to the terms and conditions herein, each Purchaser will pay the Aggregate Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing. At the Closing, the Company will (i) deliver to the each Purchaser one or more certificates, in substantially the form of Exhibit E attached hereto, representing such Purchaser’s respective Notes, as the case may be, registered in such names and denominations as the Purchaser may request, duly authorized by the Trustee (ii) deliver to each Purchaser the number of Shares set forth on Exhibit A, registered in such names and denominations as the Purchaser may request, and (iii) deliver the applicable Warrants to purchase the Warrant Shares to each applicable Purchaser, registered in such names and denominations as the Purchaser may request, against payment by such Purchaser of its respective Aggregate Purchase Price on the Closing Date. All Securities purchased by a Purchaser hereunder will be delivered to it at the address listed therein.

1.3 Closing Date. The closing of the transaction contemplated by this Agreement will take place on March 21, 2016 (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of Cooley LLP, 101 California Street, 5th Floor, San Francisco, CA 94111-5800 or at such other date and place as shall be agreed upon by the Company and the Purchasers with a right to acquire hereunder at least 70% in interest of the Securities.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement, the Company hereby represents and warrants to the Purchasers that:

2.1 Organization and Qualification.

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each of its subsidiaries free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Other than the subsidiaries, the Company does not control, directly or indirectly, through one or more intermediaries, any other Person.

(b) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents (as defined in Section 2.6), and to own or lease its properties and assets. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect. Each subsidiary of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate or other) to conduct its business as currently conducted and to own or lease its properties and assets, except as would not reasonably be expected to have a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

2.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under the Transaction Agreements (defined in Section 8.7 below), to consummate the transactions contemplated thereby, to issue the Securities in accordance with the terms thereof and otherwise to carry out its obligations thereunder. The execution, delivery and performance of the Transaction Agreements by the Company and the consummation by it of the transactions contemplated thereby (including the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further action, consent or authorization is required by the Company, its officers, directors or stockholders in connection therewith, other than the Stockholder Approval. The Transaction Agreements have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws (collectively, the “Enforceability Exceptions”). The Notes, when duly executed, authenticated, issued and delivered against payment therefor as provided herein and in the Indenture, will be duly and validly issued, fully paid and nonassessable and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture free and clear of any Lien and will conform to the description thereof in the Indenture.

2.3 Capitalization. The authorized capital stock of the Company, as of February 26, 2016, consisted of 300,000,000 shares of Common Stock, $0.001 par value per share, of which 145,564,920 shares were issued and outstanding and 10,000,000 shares of Preferred Stock, $0.001 par value per share, none of which were designated or issued. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable. 25,749,902 shares of Common Stock were subject to outstanding options and performance stock unit awards outstanding as of February 26, 2016. Except as disclosed in or contemplated by the SEC Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted under the Company’s stock option plans and its employee stock purchase plan and shares of common stock issuable upon exercise of the Company’s 2.75% Convertible Senior Notes due 2020. The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.

2.4 Issuance of Securities. The Shares have been duly and validly authorized and, upon issuance in accordance with the terms of the Transaction Agreements, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company or any of its subsidiaries. The Warrants have been duly and validly authorized and when executed, issued and delivered by the Company pursuant to the Transaction Agreements, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms. Subject to receipt of Stockholder Approval, (i) the shares of Common Stock issuable upon conversion of the Notes (“Note Shares”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), will have been duly authorized and validly reserved for issuance pursuant to the terms of the Notes and Warrants, and (ii) upon conversion of the Notes and exercise of the Warrants in accordance with their terms, the Note Shares and Warrant Shares issuable thereupon will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company or any of its subsidiaries and will be free of any voting or transfer restrictions pursuant to the Company’s Certificate of Incorporation or Bylaws or any agreement or other instrument to which the Company or any of its subsidiaries is a party that have not been validly waived (other than as provided in the Transaction Agreements). The certificates for such Note Shares or Warrant Shares will be in due and proper form. The issuance of the Securities is not subject to any preemptive or similar rights that have not been waived.

2.5 No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of the Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance and sale of the Securities, and subject to the provisions therein, the conversion of the Notes and the exercise of the Warrants) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or other organizational or charter documents or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture, or instrument to which the Company or any of its subsidiaries is a party, (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or any of its subsidiaries or its securities are subject) applicable to the Company, or (iv) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any employment agreement or employment arrangement to which the Company or any of its subsidiaries is a party, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect, and except in the case of clauses (ii) and (iv) only, Liens created by the Collateral Documents (as defined in the Indenture).

(b) Except as provided for elsewhere in this Agreement, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental authority, agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under the Transaction Agreements in accordance with the terms thereof, or to issue and sell the Securities in accordance with the terms thereof other than such as have been made or obtained, and except for receipt of the Stockholder Approval, the registration of the Shares and the Warrant Shares under the Securities Act pursuant to the Investor Rights Agreement, any filings required to be made under federal or state securities laws, and any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

(c) The Company and its subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of their business and are otherwise in compliance with all laws, rules and regulations applicable to them and their business, in each case now being conducted by them and as currently proposed to be conducted as disclosed in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which, or which compliance failure, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such franchise, permit, license, or similar authority except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

2.6 SEC Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2015, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). Except as otherwise expressly stated herein, all references in this Agreement to information disclosed or described in the SEC Documents shall include the disclosure set forth on Exhibit C hereto to the extent such disclosure is filed with the SEC on a Form 8-K on or before 9:00 a.m., New York local time, on March 15, 2016. The Company is eligible to register its Common Stock for resale using Form S-3 promulgated under the Securities Act as of the date of this Agreement. The Company has delivered to each Purchaser, or each Purchaser has had access to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any subsidiary of the Company is a party, or the property or assets of the Company or any subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements. Neither the Company nor its subsidiaries is a party to, or has any commitment to become a party to, (x) any off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any subsidiary, on the one hand, and any unconsolidated Affiliate on the other hand), including any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation SK promulgated by the SEC); (y) any hedging, derivatives or similar contract or arrangement, in each case in an amount material to the Company and its subsidiaries, taken as a whole, or (z) any contract or arrangement pursuant to which the Company or any subsidiary is obligated to make any capital contribution or other investment in or loan to any Person (other than a subsidiary of the Company).

2.7 Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as such terms are defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company and its subsidiaries, including any consolidated subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.8 Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9 Absence of Litigation. Except as disclosed in the SEC Documents, as of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries, or any current or former director or officer of the Company, that if determined adversely to the Company or any of its subsidiaries or current or former directors or officers would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under the Transaction Agreements. Neither the Company, nor any director or officer thereof, nor any of its subsidiaries, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company. The Company has not received any stop order or other order suspending the effectiveness of any Registration Statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.10 Intellectual Property Rights. The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trademark applications, service marks, service names, trade names, patents, patent applications, patent rights, inventions, know-how, copyrights, domain names, licenses, approvals, trade secrets and other similar rights reasonably necessary to conduct their businesses as now conducted and, to the knowledge of the Company, as proposed to be conducted as described in the SEC Documents (the “Intellectual Property”); except to the extent failure to own, possess or acquire such Intellectual Property would not result in a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of its subsidiaries has infringed the intellectual property rights of third parties and no third party, to the Company’s knowledge, is infringing the Intellectual Property, in each case, which could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Company, nor any subsidiary, bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as described in the SEC Documents, there is no material claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges any of the rights of the Company or any subsidiary in or to, or otherwise with respect to, any Intellectual Property.

2.11 Placement Agents. The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to the Transaction Agreements or the transactions contemplated thereby other than to Leerink Partners LLC pursuant to the Letter Agreement dated March 11, 2016 between the Company and Leerink Partners LLC.

2.12 Investment Company. The Company is not and, after giving effect to the Offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.13 No Material Adverse Change. Since the date of the latest audited financial statements included within the SEC Documents, except as described or referred to in the SEC Documents filed prior to the date hereof, the business of the Company and its subsidiaries has been conducted in the ordinary course of business consistent with past practices and, except for cash expenditures in the ordinary course of business, (i) there has not been any change in the assets, liabilities, business, properties, financial condition or results of operations of the Company and its subsidiaries that would reasonably be expected to have a Material Adverse Effect, (ii) there has not been any dividend or distribution of any kind declared, or any authorization of any dividend or distribution of any kind, set aside for payment, paid or made by the Company on any class of capital stock, (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iv) neither the Company nor any of its subsidiaries has incurred any material liabilities except in the ordinary course of business.

2.14 The Nasdaq Global Market. The Company’s Common Stock is registered under Section 12 of the Exchange Act and is listed on The Nasdaq Global Market, and, except as disclosed in the SEC Documents, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Shares and the Warrant Shares. Except as disclosed in the SEC Documents, and except that since February 26, 2016, the Company has had a bid price of less than $1.00 per share, the Company is in compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements. The Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or remove from listing the Common Stock from Nasdaq, nor has the Company received any written notification that the SEC, Nasdaq or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or quotation.

2.15 Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Agreements and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to the Transaction Agreements and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with the Transaction Agreements and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Agreements has been based on the independent evaluation of the transactions contemplated thereby by the Company and its representatives.

2.16 Accountants. Ernst & Young LLP, who will have expressed or will express, as the case may be, their opinion with respect to the audited financial statements and schedules to be included as a part of any Registration Statement prior to the filing of any such Registration Statement, are independent accountants as required by the Securities Act.

2.17 Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company and its subsidiaries are engaged and present, (ii) with the resources of the Company, and (iii) at a similar stage of development as the Company and its subsidiaries. Neither the Company nor any of its subsidiaries have received any written notice that the Company or any subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.18 Foreign Corrupt Practices.

(a) The Company will not, directly or indirectly, use the proceeds of the Securities purchased hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of funding (i) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions (unless such activities or business are authorized pursuant to a license, license exception, an exemption or exception, or other permit or authorization from a governmental authority) or (ii) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, purchaser, investor, lender or otherwise) of Sanctions.

(b) The Companies will not use the proceeds of the Securities purchased hereunder directly, or, to the knowledge of the Company, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(c) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, the Company has not, in the past three years, committed a violation of applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), Title III of the USA PATRIOT Act (the “Patriot Act”) or the FCPA.

(d) Neither the Company nor, to the knowledge of the Company, any director, officer, employee or agent thereof is an individual or entity currently on OFAC’s list of Specifically Designated Nationals and Blocked Persons.

2.19 Private Placement. Neither the Company nor any of its subsidiaries or any affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Securities and the Warrant Shares are exempt from registration under the Securities Act.

2.20 No Registration Rights. No Person has the right to (i) prohibit the Company from filing a Registration Statement or (ii) other than as disclosed in the SEC Documents, require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement except in the case of clause (ii) for rights which have been properly satisfied or waived. The granting and performance of the registration rights under the Transaction Agreements will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

2.21 Taxes. The Company and its subsidiaries have filed (or have obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by them, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

2.22 Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company and its subsidiaries or (ii) would not reasonably be expected to have a Material Adverse Effect.

2.23 Application of Takeover Protections. The Company and its board of directors (the “Board”) have taken all necessary action, if any, in order to render inapplicable any control share acquisition law, business combination law, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Agreements, including, without limitation, as a result of the Company’s issuance of the Securities, Note Shares and Warrant Shares and the Purchasers’ acquisition and ownership of the Securities, Note Shares, and Warrant Shares.

2.24 No Manipulation of Stock. The Company has not, nor will it, (i) taken, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.25 Related Party Transactions. Except with respect to the transactions (i) that are not required to be disclosed and (ii) contemplated hereby to the extent an Affiliate of any director purchases Securities hereunder, all transactions that have occurred between or among the Company or its subsidiaries, on the one hand, and any of the Company’s officers or directors, or any Affiliate or Affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

2.26 Full Disclosure. The representations, warranties and written statements contained in this Agreement and in the SEC Documents do not contain any untrue statement of a material fact, and do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

2.27 Fees. The Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated by the Transaction Agreements. The Company will indemnify and hold harmless the Purchasers from and against any claim against the Purchasers by any Person alleging that, as a result of any agreement or arrangement between such Person and the Company, the Purchasers are obligated to pay any such compensation fee, cost or related expenditure in connection with the transactions contemplated hereby.

2.28 Use of Proceeds. The Company shall use the net proceeds of the sale of the Securities hereunder for those purposes set forth in the Current Report on Form 8-K to be filed by the Company within four business days of the execution of this Agreement.

2.29 [Reserved]

2.30 Solvency. The Company and its subsidiaries, taken as a whole, are, and immediately after the Closing Date, will be, Solvent. As used herein, the term “Solvent” means that on such date (i) the fair market value of the assets of such person and its subsidiaries, on a consolidated basis exceeds, on a consolidated basis, the debts and liabilities, subordinated, contingent or otherwise, of such person and its subsidiaries, (ii) the present fair saleable value of the assets of such person and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liabilities of such person and its subsidiaries, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) such person and its subsidiaries, on a consolidated basis, are able to pay their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities mature and (iv) such person and its subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably little or inadequate capital.

2.31 Federal Reserve Regulations.

(a) The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock.

(b) No part of the proceeds of the Notes purchased hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, Regulation U or Regulation X. The pledge of the Pledged Securities (as defined in the security agreement dated as of the date hereof by and between the Company and the Collateral Agent (the “Security Agreement”)) pursuant to the Security Agreement does not violate such regulations.

2.32 Security Documents. Except as otherwise contemplated hereby or under any other Transaction Agreement, the Security Agreement, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (as defined in the Indenture) (including the delivery to the Collateral Agent of any Pledged Securities (as defined in the Security Agreement) required to be delivered pursuant hereto or the applicable Collateral Documents), is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Indenture), legal and valid first priority Liens (subject to Permitted Liens as defined in the Indenture) on, and security interests in, the Security Agreement Collateral (as defined in the Indenture).

ARTICLE 3

PURCHASERS’ REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself and its purchase hereunder, that:

3.1 Investment Purpose; Reliance on Exemptions. The Purchaser is purchasing the Securities for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except in accordance with the Investor Rights Agreement, to be dated on or about the date hereof, by and among the Company, Baupost, and certain other investors parties thereto in substantially the form of Exhibit G attached hereto (the “Investor Rights Agreement”) and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with Investor Rights Agreement or pursuant to and in accordance with the Securities Act. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws.

3.2 Information. The Purchaser is not aware of any relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, or materials relating to the offer and sale of the Securities, that have been requested by the Purchaser and have not been furnished to it, including, without limitation, the Company’s SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents. The Purchaser has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement.

3.3 Acknowledgement of Risk.

(a) The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents;

(b) The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and

(c) The Purchaser has, in connection with the Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the information disclosed in the SEC Documents, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, has not relied upon or consulted any counsel to the Company.

3.4 Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

3.5 Transfer or Resale. The Purchaser understands that:

(a) the Securities, the Note Shares and the Warrant Shares have not been and are not being registered under the Securities Act (other than as contemplated in the Investor Rights Agreement) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Securities, the Note Shares and the Warrant Shares for an indefinite period of time because the Securities, the Note Shares and the Warrant Shares may not be transferred unless (i) the resale of the Securities, the Note Shares and the Warrant Shares, as applicable, is registered pursuant to an effective registration statement under the Securities Act; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities, the Note Shares and the Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the Securities Act; (iii) the Securities, the Note Shares and the Warrant Shares are sold or transferred pursuant to Rule 144; or (iv) the Securities, the Note Shares, and the Warrant Shares are transferred without consideration to its Affiliates or a custodial nominee;

(b) any sale of the Securities, the Note Shares and the Warrant Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities, the Note Shares and the Warrant Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c) except as set forth in the Investor Rights Agreement, neither the Company nor any other Person is under any obligation to register the resale of the Securities, the Note Shares or the Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6 Legends.

(a) The Purchaser understands the certificates representing the Shares, the Warrants and the Warrant Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for any such Shares, Warrants and Warrant Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

3.7 Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.8 Residency. Unless Purchaser has otherwise notified the Company in writing, the Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

3.9 Purchaser Status. At the time such Purchaser was offered the Shares, Notes and Warrants, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of the Securities Act.

ARTICLE 4

COVENANTS

4.1 [Reserved.]

4.2 Expenses. The Company shall pay the reasonable out-of-pocket fees and expenses of Baupost Group Securities, L.L.C. (“Baupost”)’s and its Affiliates’, if any, incurred (i) in connection with the negotiation, preparation, execution, and delivery of the Transaction Agreements, provided that, in the event the Closing does not occur, such expenses to be paid by the Company shall not exceed $300,000 or (ii) at any time prior to the conversion of all the Notes and exercise of all the Warrants, in connection with any filing(s), notification(s) or reporting pursuant to the HSR Act with respect to any conversion of the Notes or exercise of the Warrants, in whole or in part. An estimate of the fees and expenses of Ropes & Gray LLP, the counsel for Baupost, may be paid by check delivered or wire transfer to such counsel at the Closing by Baupost, the amount of such check or wire transfer being deducted from the aggregate amount to be delivered by Baupost at the Closing for the securities to be purchased by it hereunder. In addition, the Company shall reimburse Baupost for its reasonable out-of-pocket expenses (including fees of advisers, counsel, consultants and accountants) incurred by it and its Affiliates in connection with any amendments, waivers or consents under or in respect of the Transaction Agreements (whether or not such amendment, waiver or consent becomes effective). The Company shall pay all Trustee fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Notes to the Purchasers.

4.3 Financial Information. The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4 Securities Laws Disclosure; Publicity. On or before 9:00 a.m., New York local time, on the day after the date hereof, the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement and shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. From and after the issuance of the press release and the filing of the Form 8-K referenced in Section 2.6, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the press release or Form 8-K. The Company shall not otherwise publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.5 Sales by Purchasers. Each Purchaser will sell any Securities and, if applicable, any Note Shares or Warrant Shares held by it that are sold under a Registration Statement in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.

4.6 Reservation of Common Stock. Upon and following the Stockholder Approval, the Company shall reserve and keep available at all times during which the Notes remain outstanding or the Warrants remain exercisable, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Note Shares or the Warrant Shares pursuant to the Transaction Agreements.

4.7 Increase in Authorized Share Capital. The Company shall use its reasonable best efforts to obtain Stockholder Approval.

4.8 Listing of Additional Shares. The Company hereby agrees to apply to list the additional shares of Common Stock into which the Notes are initially convertible on the NASDAQ Capital Market and promptly secure the listing of such additional shares of Common Stock on the NASDAQ Capital Market.

4.9 Waiver of Corporate Opportunity. In recognition that the Purchasers, the Baupost Designees and the Baupost Observer currently have and will in the future have, or will consider, investments in numerous companies with respect to which Purchasers, the Baupost Designees and the Baupost Observer may serve as an advisor, a director or in some other capacity, and in recognition that Purchasers, the Baupost Designees and the Baupost Observer have myriad duties to various investors and partners, and in anticipation that the Company and its Subsidiaries, on the one hand, and the Purchasers, the Baupost Designees and the Baupost Observer, on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 4.9 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Purchasers, the Baupost Designees and the Baupost Observer, and, except as the Purchasers, the Baupost Designees and the Baupost Observer may otherwise agree in writing after the date hereof:

(a) the Purchasers, the Baupost Designees and the Baupost Observer will have the right: (i) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its Subsidiaries), (ii) to directly or indirectly do business with any client or customer of the Company and its Subsidiaries, (C) to take any other action that the Purchasers, the Baupost Designees and the Baupost Observer believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 4.9 to third parties and (iii) not to communicate or present potential transactions, matters or business opportunities to the Company or any of its Subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person or entity;

(b) the Purchasers, the Baupost Designees and the Baupost Observer will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Affiliates or to refrain from any actions specified in the preceding paragraph, and the Company, on its own behalf and on behalf of its Affiliates, hereby renounces and waives any right to require the Purchasers, the Baupost Designees and the Baupost Observer to act in a manner inconsistent with the provisions of this Section 4.9;

(c) none of the Purchasers, the Baupost Designees and the Baupost Observer will be liable to the Company or any of its Affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 4.9 or of any such person’s or entity’s participation therein; and

(d) there is no restriction on any Purchaser, the Baupost Designees and the Baupost Observer using such knowledge and understanding in making investment, voting, monitoring, governance or other decisions relating to other entities or securities.

4.10 Indemnification of the Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Purchasers and their Affiliates, directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls or is alleged to control the Purchasers (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, and (b) any action instituted against the Purchaser Party in any capacity, or any of them or their respective Affiliates (other than an action instituted by a Purchaser Party against another Purchaser Party and not also against the Company and in which the Company is not otherwise a party), with respect to the transactions contemplated by this Agreement (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Party may have with any stockholder of the Company or any violations by such Purchaser Party of state or federal securities laws), including, but not limited to, actions taken in the preparation, negotiation, execution and delivery of the Transaction Agreements, the administration of the Notes, the filing, perfection and maintenance of Liens securing Collateral (as defined in the Indenture), and any actual or proposed amendment, supplement or waiver of any of the Transaction Agreements (whether or not the transactions contemplated hereby or thereby shall be consummated). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel (not to exceed 90 days)

or (iii) in such action there is a conflict or potential conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel and local counsel and shall pay such fees and expenses as incurred. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that if at any time a Purchaser Party shall have requested the Company to reimburse such Purchaser Party for fees and expenses of counsel as contemplated by this Section 4.10, the Company agrees that it shall be liable for any settlement of any proceeding effected without their written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request, (ii) the Company shall have received notice of the terms of such settlement at least 10 days prior to such settlement being entered into, (iii) the Company shall not have reimbursed the Purchaser Party in accordance with such request and (iv) the Company shall not have provided written notice within 10 days from such notice of the terms of such settlement of its reasonably withheld consent that acknowledges its continued liability under this Section 4.10 for such proceeding; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or any agreements or understandings such Purchaser Party may have with any stockholder of the Company or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party that a court of competent jurisdiction issues a final non-appealable order that such conduct constitutes fraud, gross negligence, willful misconduct or malfeasance. The Company shall not, without the prior written consent of the Purchasers, not to be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Purchaser Party is or could have been a party and indemnity was or could have been sought hereunder by such Purchaser Party, unless such settlement, compromise or consent (i) includes an unconditional release of such Purchaser Party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Purchaser Party. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Filing of Certificate of Designation. The Company shall file with the Secretary of State of the State of Delaware on or before the Closing Date the Certificate of Designation in the form of Exhibit H attached to this Agreement (the “Certificate of Designation”).

4.12 Taxes. The Company agrees, unless otherwise required by a change in law or as required by a taxing authority following an audit or examination, (i) to treat the Notes as indebtedness for tax purposes, (ii) to treat the Notes as having been issued with additional original issue discount in an amount equal to the fair market value of the Warrants and the Shares, (iii) not to treat the Notes as a “contingent payment debt instrument” or governed by the rules set out in Treasury Regulations Section 1.1275-4, (iv) not to treat the Notes as integrated with the Warrants or the Shares for tax reporting purposes, and (v) not to file any tax return, report or declaration inconsistent with the foregoing, except as necessary to account for and/or disclose possible uncertainty regarding the characterization of the Notes as indebtedness for tax purposes. The Company and the Purchasers agree that the amounts allocated pursuant to Section 1.1 to the Warrants and the Shares will represent their fair market value respectively and shall not file any tax return, report or declaration inconsistent with the foregoing.

4.13 Legends.

(a) To the extent the resale of the Note Shares or Warrant Shares is registered under the Securities Act pursuant to an effective Registration Statement, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 3.6(a) and any other legend not required by applicable law from such Note Shares or Warrant Shares and (ii) cause its transfer agent to issue such Note Shares or Warrant Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Note Shares or Warrant Shares. With respect to any Note Shares or Warrant Shares for which restrictive legends are removed pursuant to this Section 4.13(a), the holder thereof agrees to only sell such Note Shares or Warrant Shares when and as permitted by the effective Registration Statement covering such resale and in accordance with applicable securities laws and regulations. Any fees (with respect to the Company’s transfer agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company. The Purchaser hereby covenants and agrees that to the extent resales of the Note Shares or Warrant Shares are made pursuant to such effective Registration Statement, that such resales will be made only during the time that such Registration Statement is effective and not withdrawn or suspended and only as permitted by such Registration Statement, and otherwise in compliance with the Securities Act (including applicable prospectus delivery obligations).

(b) The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares, the Warrants or the Warrant Shares (i) following any sale of such Shares, Warrants or Warrant Shares pursuant to Rule 144, (ii) if such Shares, Warrants or Warrant Shares are eligible for sale under Rule 144 following the expiration of the one year holding requirement under subparagraph (b)(1)(i) thereof, or (iii) if such Shares, Warrants or Warrant Shares are sold under Rule 144 following the expiration of the six month holding requirement under subparagraph (d)(1)(i) thereof provided that the Company maintains adequate current public information available pursuant to subparagraph (c)(1)(i) thereof. Following the time a legend is no longer required for the Shares, Warrants or Warrant Shares under this Section 4.13(b), the Company will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, along with (a) if such request is made pursuant to 4.13(b)(ii) or (iii), written confirmation by the Purchaser that it is not, and has not for the 3 months prior to the date of the request been, an affiliate within the meaning of Rule 144, or (b) if the confirmation in (a) is not provided or, if such request is made pursuant to 3.6(b)(i), customary documentation related to the Purchaser, the transferee and the transaction for a transfer pursuant to Rule 144 required by the Company’s counsel to provide its opinion relating to the removal of the legends, (A) deliver or cause to be delivered to such Purchaser a certificate representing such Shares, Warrants or Warrant Shares, as applicable, that is free from all restrictive and other legends or (B) with respect to Warrant Shares, cause the Company’s transfer agent to credit the Purchaser’s or its designee’s account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Warrant Shares represented by the certificate so delivered by the Purchaser (the date by which such certificate is required to be delivered to the Purchaser or such credit is so required to be made to the account of the Purchaser or its designee at DTC pursuant to the foregoing is referred to herein as the “Required Delivery Date”). If the Company fails on or prior to the Required Delivery Date to either (i) issue and deliver (or cause to be issued and delivered) to the Purchaser a certificate representing the Warrant Shares that is free from all restrictive and other legends or (ii) with respect to Warrant Shares, cause the Company’s transfer agent to credit the balance account of the Purchaser or its designee at DTC through its Deposit/Withdrawal at Custodian (DWAC) system with a number of shares of Common Stock equal to the number of Warrant Shares represented by the certificate delivered by the Purchaser pursuant hereto, then, in addition to all other remedies available to the Purchaser, the Company shall pay in cash to the Purchaser on each day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of Shares not issued to the Purchaser on a timely basis and to which the Purchaser is entitled and (B) the VWAP for the five Business Day period immediately preceding the Required Delivery Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificate or so properly credit the account of the Purchaser or its designee at DTC by the Required Delivery Date, and if on or after the Required Delivery Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend, then the Company shall, within three Business Days after the Purchaser’s request, promptly honor its obligation to deliver to the Purchaser such unlegended certificate or so properly credit the account of the Purchaser or its designee at DTC and pay cash to the Purchaser in an amount equal to the excess (if any) of the total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased by the Purchaser over the product of (A) the number of Warrant Shares that the Company was required to deliver to the Purchaser at the Required Delivery Date, times (B) the price at which the sell order giving rise to such purchase obligation was executed.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Securities and deliver such Notes, stock certificate(s) and

Warrants, to each Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a) Receipt of Funds. The Company shall have received immediately available funds in the full amount of each Purchaser’s Aggregate Purchase Price for the Securities being purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Representations and Warranties. The representations and warranties made by each Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date.

(c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

(e) Nasdaq. NASDAQ shall have raised no objection to the consummation of the transactions contemplated by this Agreement, the Notes, the Warrants and any other Transaction Agreement, subject to receipt of the Stockholder Approval.

(f) Absence of Litigation. No proceeding challenging the Transaction Agreements or the transactions contemplated thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(g) No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

5.2 Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof, and the Company shall have delivered to such Purchaser a certificate in form and substance reasonably satisfactory to such Purchaser duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that (A) the representations and warranties of the Company made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), (B) there shall have been no Material Adverse Effect with respect to the Company since the date hereof and (C) the conditions to Closing set forth in Section 5.2 of this Agreement have been fulfilled.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Authorization. The Company shall have delivered to such Purchaser a certificate of the secretary of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the bylaws of the Company as in effect at the time of the actions by the Board referred to in clause (B) below, and on the Closing Date; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of the Transaction Agreements and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date; (C) that attached thereto is a true and complete copy of the Company’s Certificate of Incorporation as in effect at the time of the actions by the Board referred to in clause (B) above, and on the Closing Date; and (D) as to the incumbency of any officer of the Company executing the Agreement or any Agreement referred to herein on behalf of the Company.

(d) Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Securities.

(e) Legal Opinion. The Company shall have delivered to such Purchaser an opinion, dated as of the Closing Date, from Cooley LLP, counsel to the Company, in substantially the form attached hereto as Exhibit D hereto.

(f) Nasdaq. NASDAQ shall have raised no objection to the consummation of the transactions contemplated by this Agreement, the Notes, the Warrants and any other Transaction Agreement, subject to receipt of the Stockholder Approval.

(g) [Reserved.]

(h) Absence of Litigation. No proceeding challenging the Transaction Agreements or the transactions contemplated thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(i) No Governmental Prohibition. The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation, subject to receipt of the Stockholder Approval.

(j) Certificate of Designation. The Company shall have filed the Certificate of Designation with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

(k) Transaction Agreements. The Company shall have delivered to the Purchasers an executed counterpart of each of the Transaction Agreements to be entered into on the Closing Date. The Trustee shall have delivered to the Purchasers an executed counterpart of the Indenture.

(l) Solvency Certificate. The Purchasers shall have received a solvency certificate in the form consistent with the representation provided in Section 2.30 of this Agreement, dated the Closing Date, and signed by the chief financial officer (or other officer with reasonably equivalent duties) of the Company.

(m) Patriot Act. So long as requested by the Purchaser at least two (2) Business Days prior to the Closing Date, such Purchaser shall have received, on or prior to the Closing Date, all documentation and other information with respect to the Company that is required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(n) Creation and Perfection of Security Interests. Notwithstanding anything to the contrary in this Section 5.2, with respect to the obligations, all actions necessary to establish that the Collateral Agent will have a perfected first priority security interest (subject to Permitted Liens) in the Collateral (as defined in the Indenture) under the Notes Documents (as defined in the Indenture) shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date.

(o) Adoption and Approval of Waiver of Corporate Opportunity. The Board shall adopt and approve the terms of Section 4.9 of this Agreement.

ARTICLE 6

[RESERVED]

6.1 [Reserved.]

ARTICLE 7

DEFINITIONS

7.1 “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

7.2 “Agreement” has the meaning set forth in the preamble.

7.3 “Aggregate Purchase Price” has the meaning set forth in Section 1.1.

7.4 “Baupost” shall have the meaning set forth in Section 4.2.

7.5 “Baupost Designees” shall have the meaning set forth in the Investor Rights Agreement.

7.6 “Baupost Observer” shall have the meaning set forth in the Investor Rights Agreement.

7.7 “Board” shall have the meaning set forth in Section 2.23.

7.8 “Business Day” means a day Monday through Friday on which Nasdaq, or any subsequent market that is the primary market for trading in the Common Stock, is open for business.

7.9 “Bylaws” has the meaning set forth in Section 2.3.

7.10 “Certificate of Designation” has the meaning set forth in Section 4.11.

7.11 “Certificate of Incorporation” has the meaning set forth in Section 2.3.

7.12 “Closing” has the meaning set forth in Section 1.3.

7.13 “Closing Date” has the meaning set forth in Section 1.3.

7.14 “Collateral Agent” shall mean U.S. Bank National Association.

7.15 “Common Stock” means the common stock, par value $0.001 per share, of the Company.

7.16 “Company” means Orexigen Therapeutics, Inc.

7.17 “Enforceability Exceptions” has the meaning set forth in Section 2.2.

7.18 “Evaluation Date” has the meaning set forth in Section 2.7.

7.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

7.20 “FCPA” has the meaning set forth in Section 2.18(b).

7.21 “Financial Statements” means the financial statements of the Company included in the SEC Documents.

7.22 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

7.23 “Indenture” shall have the meaning set forth in the preamble.

7.24 “Intellectual Property” has the meaning set forth in Section 2.10.

7.25 “Initial Baupost Designees” has the meaning set forth in the Investor Rights Agreement.

7.26 “Investment Company Act” has the meaning set forth in Section 2.12.

7.27 “Investor Rights Agreement” shall have the meaning set forth in Section 3.1.

7.28 “Liens” means, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease be deemed to constitute a Lien.

7.29 “Material Adverse Effect” means a material adverse effect on (a) the business affairs, operations, assets, liabilities or results of operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by the Transaction Agreements or (c) the rights and remedies of the Collateral Agent and the other Secured Parties (as defined in the Indenture) under the Indenture or the other Transaction Agreements.

7.30 “Material Agreements” has the meaning set forth in Section 2.6.

7.31 “Nasdaq” means The Nasdaq Stock Market LLC.

7.32 “Notes” has the meaning set forth in Section 1.1.

7.33 “Note Shares” has the meaning set forth in Section 2.4.

7.34 “OFAC” has the meaning set forth in Section 2.18(c).

7.35 “Offering” means the private placement of the Company’s Securities contemplated by the Transaction Agreements.

7.36 “Patriot Act” has the meaning set forth in Section 2.18(c).

7.37 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

7.38 “Purchaser Party” shall have the meaning set forth in Section 4.10.

7.39 “Purchasers” mean the Purchasers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

7.40 The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

7.41 “Registrable Securities” means (i) the Notes Shares, and (ii) the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Purchaser or a permitted transferee.

7.42 “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the initial registration statement, the new registration statement and any remainder registration statements) and amendments and supplements to such Registration Statements, including post-effective amendments.

7.43 “Required Delivery Date” shall have the meaning set forth in Section 4.13(b).

7.44 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

7.45 “Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule.

7.46 “Sanctions” means economic sanctions administered or enforced by the United States government (including without limitation, sanctions enforced by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

7.47 “SEC” means the United States Securities and Exchange Commission.

7.48 “SEC Documents” has the meaning set forth in Section 2.6.

7.49 “Securities” has the meaning set forth in Section 1.1.

7.50 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

7.51 “Security Agreement” has the meaning set forth in Section 2.31(b).

7.52 “Stockholder Approval” means the requisite approval from the Company’s stockholders to (a) amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized but unissued shares of Common Stock to an amount sufficient to permit the conversion of all outstanding Notes and Warrants into shares of Common Stock at the then applicable Conversion Rate; (b) approve the sale and issuance of the maximum number of shares of Common Stock upon conversion of the Notes and exercise of the Warrants, based on the then applicable Conversion Price or exercise price, as applicable, as required by Nasdaq Rule 5365; and (c) approve the sale and issuance of the shares of Common Stock upon conversion of Notes and exercise of the Warrants to Baupost that may result in a change of control (as interpreted by The Nasdaq Stock Market LLC) of the Company as required by Nasdaq Rule 5365(b). For the avoidance of doubt, Stockholder Approval will not be deemed to be obtained unless and until the requisite approval from the Company’s stockholders have been obtained for each of the foregoing.

7.53 “Shares” has the meaning set forth in Section 1.1.

7.54 “Solvent” shall have the meaning set forth in Section 2.30.

7.55 “Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

7.56 “Transaction Agreements” has the meaning set forth in Section 8.7.

7.57 “Trustee” shall mean U.S. Bank, National Association.

7.58 “Warrant Shares” has the meaning set forth in Section 2.4.

7.59 “Warrants” has the meaning set forth in Section 1.1.

ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

8.1 Termination. This Agreement may be terminated by Baupost at its sole option by written notice to the Company, if the Closing has not been consummated on or before March 31, 2016. In the event of termination of this Agreement pursuant to this Section 8.1, the Agreement shall forthwith become void and there shall be no liability on the part of either party; provided, however, that nothing herein shall relieve either party from liability for (i) any breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement or (ii) any willful breach of, or fraud in connection with this Agreement.

8.2 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least 70% of Note Shares and Warrant Shares (on an as-converted and as-exercised basis, assuming Stockholder Approval has been obtained and without regard to the Trigger Date (as defined in the Indenture)). Notwithstanding the foregoing, no waiver of, modification or amendment to any rights granted to Baupost under this Agreement (including, but not limited to, Baupost’s rights to designate and have appointed the Baupost Designees and the Baupost Observer under the Investor Rights Agreement; its rights to indemnification under Section 4.2 hereof and Section 3.9 of the Investor Rights Agreement; and its consent right in this Section 8.2) shall be valid or effective without the prior written consent of Baupost.

8.3 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

8.4 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.5 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.6 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.7 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto), the Indenture, the Notes, the Warrants, the Investor Rights Agreement, the Security Agreement, and the agreements and written instruments referenced herein and therein (the “Transaction Agreements”) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. The Transaction Agreements supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof, which the parties acknowledge have been merged into such documents. No provision of this Agreement may be waived, modified, supplemented or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment, modification, supplement or waiver by a party effected in accordance with this Section 8.7 shall be binding upon such party, including with respect to any Securities purchased under this Agreement at the time outstanding and held by such party (including securities into which such Securities are convertible and for which such Securities are exercisable) and each future holder of all such securities. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	Orexigen Therapeutics, Inc.

3344 N. Torrey Pines Ct., Suite 200
La Jolla, CA 92037
Attn: Chief Financial Officer
cc: General Counsel

With a copy to:	Cooley LLP
101 California Street • 5th Floor
San Francisco, CA 94111-5800
Attn: David Peinsipp

If to a Purchaser:

to the address set forth immediately below such Purchaser’s name on the signature pages hereto.

With a copy to:	Ropes & Gray LLP

Prudential Tower
800 Boylston Street
Boston, MA 02199
Attn: Thomas Holden
Facsimile: (415) 315-4823

Each party may by advance written notice to the other parties, change its address for notices hereunder.

8.9 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under the Transaction Agreements to any Person to whom the Purchaser assigns or transfers any Notes.

8.10 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.11 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.12 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the shares of Common Stock that occur after the date of this Agreement.

8.13 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

8.14 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive for a period of three years following the date hereof.

8.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

8.16 Exculpation. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

8.17 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by any Purchaser by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

8.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Michael A. Narachi
Name:	Michael A. Narachi
Title:	President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

PURCHASER:	BAUPOST GROUP SECURITIES, L.L.C.

By:	/s/ Gregory Ciongoli

Name:	Gregory Ciongoli

Title:	Partner

Address:

c/o State Street Bank and Trust 200 Newport Avenue, 6th Floor North Quincy, MA 02171 Attention: Mike Manganaro

PURCHASER:	ROCK SPRINGS CAPITAL MASTER FUND LP

By:	/s/ Graham McPhail

Name:	Graham McPhail

Title:	Managing Director/Member of the GP

Address:

650 South Exeter Street, Suite 1070 Baltimore, MD 21202

PURCHASER:	TELEMETRY SECURITIES LLC

By:	/s/ Dan Sommers

Name:	Dan Sommers

Title:	Portfolio Manager

Address:

545 Fifth Avenue, Suite 1108 New York, NY 10017

PURCHASER:	ECOR1 CAPITAL FUND, L.P.

By:	/s/ Oleg Nodelman

Name:	Oleg Nodelman

Title:	Managing Director

Address:

409 Illinois Street San Francisco, CA 94158

PURCHASER:	ECOR1 CAPITAL FUND QUALIFIED, L.P.

By:	/s/ Oleg Nodelman

Name:	Oleg Nodelman

Title:	Managing Director

Address:

409 Illinois Street San Francisco, CA 94158

[Signature Page to Securities Purchase Agreement]

PURCHASER:	683 CAPITAL PARTNERS LP

By:	/s/ Joseph Patt

Name:	Joseph Patt

Title:	Partner – Head Trader

Address:

3 Columbus Circle, Suite 2205 New York, NY 10019

PURCHASER:	CC ARBITRAGE, LTD.

By:	/s/ Peter C. Fletcher

Name:	Peter C. Fletcher

Title:	Portfolio Manager

Address:

227 W. Monroe, Suite 3550 Chicago, IL 60606

PURCHASER:	CC ARB SIF I, LTD.

By:	/s/ Peter C. Fletcher

Name:	Peter C. Fletcher

Title:	Portfolio Manager

Address:

227 W. Monroe, Suite 3550 Chicago, IL 60606

PURCHASER:	CC ARB WEST, LLC

By:	/s/ Peter C. Fletcher

Name:	Peter C. Fletcher

Title:	Portfolio Manager

Address:

227 W. Monroe, Suite 3550 Chicago, IL 60606

PURCHASER:	HIGHBRIDGE INTERNATIONAL LLC

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jason Hempel

Name:	Jason Hempel

Title:	Managing Director

Address:

40 W. 57th Street, Floor 32 New York, NY 10019

[Signature Page to Securities Purchase Agreement]

PURCHASER:	HIGHBRIDGE TACTICAL CREDIT&CONVERTIBLES MASTER FUND, L.P.

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jason Hempel

Name:	Jason Hempel

Title:	Managing Director

Address:

40 W. 57th Street, Floor 32 New York, NY 10019

PURCHASER:	O’CONNOR GLOBAL MULTI-STRATEGY ALPHA MASTER LIMITED

By:	/s/ Andrew Martin

Name:	Andrew Martin

Title:	Managing Director

Address:

c/o UBS O’Connor LLC 1 North Wacker Drive, 32nd Floor Chicago, IL 60606

PURCHASER:	NINETEEN77 GLOBAL MULTI-STRATEGY ALPHA(LEVERED) MASTER LIMITED

By:	/s/ Andrew Martin

Name:	Andrew Martin

Title:	Managing Director

Address:

c/o UBS O’Connor LLC 1 North Wacker Drive, 32nd Floor Chicago, IL 60606

PURCHASER:	BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert

Name:	Mark Lampert

Title:	President of BVF Inc. General Partner of BVF Partners, L.P. General Partner of Biotechnology Value Fund, L.P.

Address:

One Sansome Street, 30th Floor San Francisco, CA 94104

[Signature Page to Securities Purchase Agreement]

PURCHASER:	BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert

Name:	Mark Lampert

Title:	President of BVF Inc. General Partner of BVF Partners, L.P. General Partner of Biotechnology Value Fund II, L.P.

Address:

One Sansome Street, 30th Floor San Francisco, CA 94104

PURCHASER:	BIOTECHNOLOGY VALUE TRADING FUND OS, L.P.

By:	/s/ Mark Lampert

Name:	Mark Lampert

Title:	President of BVF Inc. General Partner of BVF Partners, L.P. Sole Member of BVF Partners OS, Ltd. General Partner of Biotechnology Value Trading Fund OS, L.P.

Address:

One Sansome Street, 30th Floor San Francisco, CA 94104

PURCHASER:	INVESTMENT 10, LLC

By:	/s/ Mark Lampert

Name:	Mark Lampert

Title:	President of BVF Inc. General Partner of BVF Partners, L.P. Attorney-in-fact for Investment 10, LLC

Address:

One Sansome Street, 30th Floor San Francisco, CA 94104

PURCHASER:	MSI BVF SPV, LLC

By:	/s/ Mark Lampert

Name:	Mark Lampert

Title:	President of BVF Inc. General Partner of BVF Partners, L.P. Attorney-in-fact for MSI BVF SPV, LLC

Address:

One Sansome Street, 30th Floor San Francisco, CA 94104

[Signature Page to Securities Purchase Agreement]

PURCHASER:	ROADRUNNER CO.

By:	/s/ Mark Lampert

Name:	Mark Lampert

Title:	President of BVF Inc. General Partner of BVF Partners, L.P. Attorney-in-fact for Roadrunner Co.

Address:

One Sansome Street, 30th Floor San Francisco, CA 94104

PURCHASER:	SABBY HEALTHCARE MASTER FUND, LTD.

By:	/s/ Robert Grundstein

Name:	Robert Grundstein

Title:	COO of Investment Manager

Address:

c/o Sabby Management 10 Mountainview Road, Suite 205 Upple Saddle River, NJ 07458

PURCHASER:	SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein

Name:	Robert Grundstein

Title:	COO of Investment Manager

Address:

c/o Sabby Management 10 Mountainview Road, Suite 205 Upple Saddle River, NJ 07458

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser	Notes	Series Z Preferred Stock	Warrants	Aggregate Purchase Price	Address for Delivery
Baupost Group Securities, L.L.C.	$75,000,000	100,000	100,000,000	$75,000,000	(1)
Rock Springs Capital Master Fund LP	$2,250,000	3,000	3,000,000	$2,250,000	(2)
Telemetry Securities LLC	$3,000,000	4,000	4,000,000	$3,000,000	(3)
EcoR1 Capital Fund, L.P	$4,765,000	6,353	6,353,333	$4,765,000	(4)
EcoR1 Capital Fund Qualified, L.P.	$13,235,000	17,646	17,646,666	$13,235,000	(4)
683 Capital Partners LP	$1,000,000	13,333	1,333,333	$1,000,000	(5)
CC Arbitrage, Ltd.	$880,000	1,173	1,173,333	$880,000	(6)
CC ARB SIF I, Ltd.	$1,244,000	1,658	1,658,666	$1,244,000	(6)
CC ARB West, LLC	$876,000	1,168	1,168,000	$876,000	(6)
Highbridge International LLC	$3,875,000	5,166	5,166,666	$3,875,000	(7)
Highbridge Tactical Credit & Convertibles Master Fund, L.P.	$1,125,000	1,500	1,500,000	$1,125,000	(7)
O’Connor Global Multi-Strategy Alpha Master Limited	$23,625,000	31,500	31,500,000	$23,625,000	(8)
Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited	$1,375,000	1,833	1,833,333	$1,375,000	(8)
Biotechnology Value Fund, L.P.	$11,237,000	14,982	14,982,666	$11,237,000	(9)
Biotechnology Value Fund II, L.P.	$7,236,000	9,648	9,648,000	$7,236,000	(9)
Biotechnology Value Trading Fund OS, L.P.	$2,236,000	2,981	2,981,333	$2,236,000	(9)
Investment 10, LLC	$1,815,000	2,420	2,420,000	$1,815,000	(9)
MSI BVF SPV, LLC	$3,476,000	4,634	4,634,666	$3,476,000	(9)
Roadrunner Co.	$4,000,000	5,333	5,333,333	$4,000,000	(9)
Sabby Healthcare Master Fund, Ltd.	$2,000,000	2,666	2,666,666	$2,000,000	(10)
Sabby Volatility Warrant Master Fund, Ltd.	$750,000	1,000	1,000,000	$750,000	(10)
Total	$165,000,000	219,994	219,999,994	$165,000,000

1.	Baupost Group Securities, L.L.C., c/o State Street Bank and Trust, 200 Newport Avenue, 6th Floor, North Quincy, MA 02171, United States, Attention: Mike Manganaro.

2.	Rock Springs Capital, 650 South Exeter Street, Suite 1070, Baltimore, MD 21202, Attention: Graham McPhail.

3.	Telemetry Securities LLC, 545 Fifth Ave, Suite 1108, New York, NY 10017, Attention: Dan Sommers.

4.	EcoR1 Capital Fund, 409 Illinois Street, San Francisco, CA 94158, Attention: Oleg Nodelman.

5.	683 Capital Partners, 3 Columbus Circle, Suite 2205, New York, NY 10019, Attention: Joseph Patt.

6.	c/o Castle Creek Capital, 227 West Monroe, Suite 2550, Chicago, IL 60606, Attention: Peter Fletcher.

7.	c/o Highbridge Capital Management, LLC, 40 W. 57th Street, Floor 32, New York, NY 10019, Attention: Jason Hempel.

8.	c/o UBS O’Connor LLC, 1 North Wacker Drive, 32nd Floor, Chicago, IL 60606

9.	c/o BVF Partners, L.P., One Sansome Street, 30th Floor, San Francisco, CA 94104, Attention Mark Lampert.

10.	c/o Sabby Management, 10 Mountainview Road, Upper Saddle River, NJ 07458, Attention: Robert Grundstein.